UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 14, 2010
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32747 (Commission File Number)	86-0460233 (I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 15, 2010, Mariner Energy, Inc., a Delaware corporation (“Mariner”), and Apache Corporation, a Delaware corporation (“Apache”), announced that they have entered into a definitive agreement pursuant to which Apache will acquire Mariner in a stock and cash transaction. The Agreement and Plan of Merger dated April 14, 2010 (the “Merger Agreement”), by and among Apache, Mariner and ZMZ Acquisitions LLC, a Delaware limited liability company and wholly owned subsidiary of Apache (“Merger Sub”), contemplates a merger (the “Merger”) whereby Mariner will be merged with and into Merger Sub, with Merger Sub surviving the Merger as a wholly owned subsidiary of Apache.
     The total amount of cash and shares of Apache common stock that will be paid and issued, respectively, pursuant to the Merger Agreement is fixed, and Mariner stockholders will be entitled to receive (on an aggregate basis) 0.17043 of a share of Apache common stock, par value $0.625 per share, and $7.80 in cash for each share of Mariner common stock (the “Mixed Consideration”). Mariner stockholders have the right to elect to receive all cash ($26.00 per share), all Apache common stock (0.24347 of a share of Apache common stock) or the Mixed Consideration, subject to proration procedures as provided in the Merger Agreement.
     Upon completion of the Merger, each outstanding option to purchase Mariner common stock will be converted into a fully vested option to purchase 0.24347 of a share of Apache common stock.
     In addition, each share of Mariner restricted stock (other than restricted stock granted pursuant to Mariner’s 2008 Long-Term Performance-Based Restricted Stock Program) that is not subject to an unsatisfied price or other condition and that has not lapsed will vest and each holder will have the opportunity to elect the form of consideration as described above. Forty percent of the shares of Mariner restricted stock granted pursuant to its 2008 Long-Term Performance-Based Restricted Stock Program will vest and each holder will have the opportunity to elect the form of consideration as described above, and the remaining portion of such shares of Mariner restricted stock will be cancelled.
     The Merger Agreement has been approved by the boards of directors of Apache, Mariner, and Merger Sub. The completion of the Merger is subject to certain conditions, including: (i) the adoption of the Merger Agreement by the stockholders of Mariner; (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Apache and Mariner; (iii) the effectiveness of a registration statement on Form S-4 that will be filed by Apache for the issuance of its common stock in the Merger, and the approval of the listing of these shares on the New York Stock Exchange; (iv) the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) the delivery of customary opinions from counsel to Apache and Mariner that the Merger will be treated as a tax-free reorganization for U.S. federal income tax purposes; (vi) compliance by Apache and Mariner with their respective obligations under the Merger Agreement; and (vii) the absence of legal impediments prohibiting the Merger.
     The Merger Agreement also contains customary representations and warranties that the parties have made to each other as of specific dates.
     Apache and Mariner have each agreed to certain covenants in the Merger Agreement. Among other covenants, Mariner has agreed, subject to certain exceptions, not to initiate, solicit, negotiate, provide information in furtherance of, approve, recommend or enter into an Acquisition Proposal (as defined in the Merger Agreement).
     The Merger Agreement contains certain termination rights for both Apache and Mariner, including if the Merger is not completed by January 31, 2011. In the event of a termination of the Merger Agreement under certain circumstances, Mariner may be required to pay to Apache a termination fee of $67 million. In certain circumstances involving the termination of the Merger Agreement, one of Apache or Mariner will be obligated to reimburse the other’s expenses incurred in connection with the transactions contemplated by the Merger Agreement in an aggregate amount not to exceed $7.5 million. Any reimbursement of expenses by Mariner to Apache will reduce the amount of any termination fee paid by Mariner to Apache.
     A copy of the Merger Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
     The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about Mariner, Apache or Merger Sub and should not be relied on by any other person or entity for any purposes. The Merger Agreement contains representations and warranties of Mariner and of Apache and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Mariner, Apache and Merger Sub and may be subject to important qualifications and limitations agreed to by Mariner, Apache and Merger Sub in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among Mariner, Apache and Merger Sub rather than establishing matters as fact.

Item 3.03	Material Modification to Rights of Security Holders
     In connection with the Merger Agreement, Mariner and Continental Stock Transfer & Trust Company (the “Rights Agent”), entered into an Amendment to Rights Agreement, dated as of April 14, 2010 (the “Amendment”), to the Rights Agreement dated as of October 12, 2008 (the “Rights Agreement”), between Mariner and the Rights Agent, in connection with the execution of the Merger Agreement. Capitalized terms used in this Item 3.03 and not otherwise defined in this Item 3.03 have the meaning ascribed to them in the Rights Agreement.
     The Amendment provides that none of (i) the announcement of the Merger, (ii) the execution and delivery of the Merger Agreement, (iii) the conversion of shares of Mariner common stock into the right to receive the Merger Consideration (as defined in the Merger Agreement) or (iv) the consummation of the Merger or any other transaction contemplated by the Merger Agreement will cause (1) Apache, Merger Sub or any of their Affiliates or Associates to become an Acquiring Person, or (2) the occurrence of a Flip-In Event, a Flip-Over Event, a Distribution Date or a Stock Acquisition Date under the Rights Agreement.
     A copy of the Amendment is filed as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.
* * *
Notice to Investors
     In connection with the Merger, Mariner and Apache will file a definitive proxy statement/prospectus and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING MARINER, APACHE, AND THE MERGER.

     A definitive proxy statement/prospectus will be sent to stockholders of Mariner seeking their approval of the Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Mariner and Apache with the SEC at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Participants in Solicitation
     Mariner, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Mariner stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
     Apache, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Apache stock by its directors and certain executive officers is included in its proxy statement dated March 31, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
Forward-Looking Statements
     This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the Merger; statements regarding the expected timing of the completion of the Merger; statements regarding the ability to complete the Merger considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include, among others: the possibility that one or more closing conditions for the Merger may not be satisfied or waived, including the failure to obtain the requisite approval of Mariner’s stockholders or the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption from the Merger making it more difficult to maintain relationships with employees, business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the control of Mariner or Apache; and other risks and uncertainties discussed in documents filed with the SEC by Mariner and Apache.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Number	Description
2.1
Agreement and Plan of Merger dated as of April 14, 2010 by and among Apache Corporation, ZMZ Acquisitions LLC and Mariner Energy, Inc. (a copy of any omitted schedule will be furnished supplementally to the SEC upon request).

4.1	Amendment to Rights Agreement dated as of April 14, 2010, between Mariner Energy, Inc. and Continental Stock Transfer & Trust Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: April 16, 2010	By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Number	Description
2.1
Agreement and Plan of Merger dated as of April 14, 2010 by and among Apache Corporation, ZMZ Acquisitions LLC and Mariner Energy, Inc. (a copy of any omitted schedule will be furnished supplementally to the SEC upon request).

4.1	Amendment to Rights Agreement dated as of April 14, 2010, between Mariner Energy, Inc. and Continental Stock Transfer & Trust Company.